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EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT

                                                     State of Incorporation
                                                        or Organization
                                                     ----------------------

MHC Operating Limited Partnership                           Illinois

MHC Financing Limited Partnership                           Illinois

MHC Management Limited Partnership                          Illinois

MHC Financing Limited Partnership Two                       Delaware

Blue Ribbon Communities Limited Partnership                 Delaware

LP Management Corporation                                   Delaware

MHC-QRS, Inc.                                               Delaware

MHC-QRS Two, Inc.                                           Delaware

MHC-QRS Blue Ribbon Communities, Inc.                       Delaware

MHC Lending Limited Partnership                             Illinois

MHC-Lending QRS, Inc.                                       Illinois

MHC-DeAnza Financing Limited Partnership                    Illinois

MHC-QRS DeAnza, Inc.                                        Illinois

MHC-DAG Management Limited Partnership                      Illinois

MHC-Bay Indies Financing Limited Partnership                Illinois

MHC-QRS Bay Indies, Inc.                                    Illinois

MHC Systems, Inc.                                           Illinois